SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 15, 2007

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 15, 2007, Beazer Homes USA, Inc. issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it is soliciting consents from the Holders of its $1.525 billion of outstanding Senior Notes and Senior Convertible Notes (the “Notes”) to approve proposed amendments and a proposed waiver pursuant to the indentures under which the Notes were issued (the “Indentures”).

The purpose of the consent solicitation is (i) to obtain the consents indicating the agreement of the Holders that the obligations of Beazer to deliver reports or information it would be required to file with the Securities and Exchange Commission, including Forms 10-Q (the “SEC Reports”), pursuant to the delivery covenants of the Indentures, arise only after those reports are actually filed with the SEC; that the Indentures impose no requirement for Beazer to file those reports with the SEC, to implement certain clarifying amendments to the Indentures reflecting such agreement, and obtain a related waiver (the “Proposed Waiver,”) and (ii) to adopt a covenant that obligates Beazer after May 15, 2008 to file SEC Reports with the SEC and deliver them to the Trustees and Holders and provides for additional interest of 50 basis points per annum if Beazer fails to comply with such obligations on a timely basis.

Holders of the Notes are referred to Beazer’s Consent Solicitation Statement dated October 15, 2007 and the accompanying Letter of Consent, which are being mailed to the Holders, for the detailed terms and conditions of the consent solicitation.

The record date for determining the Holders who are entitled to consent is October 5, 2007.  The record date has been established pursuant to the requirements of the Indentures. The consent solicitation will expire at 5:00 p.m., New York City time, on October 24, 2007, unless extended or earlier terminated (the “Consent Date”).

The Company is offering a consent fee in cash for each $1,000 principal amount of Notes for which valid consents are received prior to the Consent Date equal to the product of $5.00 multiplied by a fraction, the numerator of which is the aggregate principal amount of the relevant series of Notes outstanding on the Consent Date, and the denominator of which is the aggregate principal amount of the relevant series of Notes as to which the Company has received and accepted consents prior to the Consent Date, subject to the terms of the Consent solicitation.

Beazer has retained MacKenzie Partners, Inc. to serve as Information Agent and Tabulation Agent for the consent solicitation.  Requests for documents should be directed to MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500.  Beazer has also retained Citi, Wachovia Securities and RBS Greenwich Capital as solicitation agents for the consent solicitation.  Questions concerning the terms of the consent solicitation should be directed to Citi at (800) 558-3745 or (212) 723-6106; to Wachovia Securities at (866) 309-6316 or (704) 715-8341; or to RBS Greenwich Capital at (877) 297-9832 or (203) 618-6145.

The announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitation is being made solely pursuant to Beazer’s Consent Solicitation Statement dated October 15, 2007 and the accompanying Letter of Consent.  Notwithstanding Beazer’s intention to seek waivers, no assurance can be given that an event of default under the Indentures will not occur in the future.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: October 15, 2007	By:	/s/Allan P. Merrill
Allan P. Merrill
Executive Vice President and
Chief Financial Officer